SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C. 20549

        FORM 8-K

        CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
    Exchange Act of 1934

        Date of Report (Date of earliest event reported):
    February 22, 2000 (February 7, 2000)


        HUDSON'S GRILL OF AMERICA, INC.
        (Exact name of Registrant as specified in its Charter)


        California
        (State or other jurisdiction of incorporation)


        0-13642
        (Commission or File Number)


        95-3477313
        (IRS Employer Identification Number)


        16970 Dallas Parkway, Suite 402, Dallas, Texas 75248
        (Address of Principal Executive Offices)


        Registrant's telephone number, including area code:
        (972) 931-9237


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        Item 5.  Other Events.

        Hudson's Grill of America, Inc. (the "Company"), a California corporation based in Dallas, Texas, announced that on February 7, 2000, its subsidiary, Hudson's Grill International, Inc., had signed an Area Development Agreement with Acceleration, LLC, a Wisconsin limited liability company. The agreement grants Acceleration the exclusive right to develop Hudson Grill restaurants in parts of northern Wisconsin. William W. Hall is the authorized agent for the developer; he has had many years of experience in the restaurant industry, and has been a franchisee of Burger King restaurants. Under the agreement, Acceleration is to build three restaurants in the next four years, with the first unit to be built within 18 months. The first unit is scheduled for Wausau, Wisconsin.

        Item 7.  Exhibits.

             1. Press Release dated February 22, 2000, regarding the signing of an area development agreement.

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        SIGNATURES

             Pursuant to the requirements of the Securities
    Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: February 22, 2000

                                   HUDSON'S GRILL OF AMERICA,
    INC.                                     Registrant



                                          s/s Robert W. Fischer
                                          Robert W. Fischer

        f\sec\000221.O01

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